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                                                        EXHIBIT 5 and
                                                        EXHIBIT 23.3


September 15, 1997


Household International, Inc.
2700 Sanders Road
Prospect Heights, Illinois  60070

Re: Household International, Inc. Registration Statement on Form S-4, for approximately 1,500,000 shares of Common Stock

Gentlemen:

As Vice President-Corporate Law and Assistant Secretary of Household International, Inc., a Delaware corporation ("Household"), I am generally familiar with the proceedings in connection with Household's Registration Statement on Form S-4 (which is also a proxy statement for ACC Consumer Finance Corporation ("ACC")) pursuant to which approximately 1,500,000 shares of common stock, par value $1.00 per share of Household (the "Common Stock") is being registered. The Common Stock will be issued to the stockholders of ACC pursuant to the terms and conditions of the Agreement and Plan of Merger dated August 24, 1997 (the "Agreement") by and among Household, Household Auto Corporation and ACC, a copy of which has been filed as an exhibit to the Registration Statement.

Based upon my review of the records and documents of Household, I am of the opinion that:

        1. Household is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

        2. When (i) the Registration Statement on Form S-4 filed by Household with respect to the Common Stock shall have become effective under the Securities Act of 1933, as amended, and (ii) the terms and conditions set forth in the Agreement have been satisfied or waived and the merger described in the Agreement shall have been consummated, then the Common Stock shall have been issued, sold and delivered and shall be validly issued, fully paid and non-assessable and no personal liability for the debts of Household will attach to the holders of the Common Stock under the laws of the State of Delaware where Household is incorporated and the laws of the State of Illinois where its principal place of business is located.
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Household International, Inc.
September 15, 1997
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I hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to me under the heading "Legal Matters" in any Preliminary Prospectus, Prospectus or Prospectus Supplement forming a part of the Registration Statement. In giving said consent, I do not admit that I am in the category of persons where consent is required under
Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,



John W. Blenke